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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): June 15, 2000



                                  iiGROUP, INC.
                                  -------------
             (Exact name of registrant as specified in its charter)



          Delaware                     0-14026                 13-3174562
       ---------------               ------------          -------------------
       (State or other               (Commission             (IRS Employer
       jurisdiction of               File Number)          Identification No.)
        incorporation)



               7000 W. Palmetto Park Road
                Boca Raton, Florida                               33433
                -------------------                               -----
       (Address of principal executive offices)                 (Zip Code)



       Registrant's telephone number, including area code: (561) 620-9202


                  ---------------------------------------------
         (Former name or former address, if changed since last report.)


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Item 2. Acquisition or Disposition of Assets

On June 15, 2000 iiGroup, Inc. completed the acquisition of Silicon Ventures, Inc., an Internet holding company located in Los Angeles, California. The purchase price was 3,714,286 shares of iiGroup restricted common stock.

J. Eric Kirkland, founder of Silicon Ventures, became the new President and a Director of iiGroup. Mr. Kirkland has a B.A. in Accounting, and is an attorney who has specialized in business law including securities, corporate tax matters, and business formation strategies as well as raising capital for businesses. Kirkland formed Silicon Ventures, Inc., an Internet merchant banking company, in 1999. Neil Swartz remains as Chief Executive Officer.

Silicon Ventures is comprised of equity positions in four companies:

Solutions Media, Inc. is a company devoted to the research and development of viable interactive applications for the consumer market. Its first endeavor was the creation of SpinRecords.com, a premier music destination web site for fans to purchase music and interact with other fans, and a site for talented musicians to promote and sell their music. In addition, Solutions Media is set to launch several new sites that will utilize its proprietary technologies and marketing model.

On-Line Yellow Pages, Inc. (d.b.a. SBN.com) is a leading aggregator and Internet marketer of e-commerce and business yellow page information in the U.S., covering general and vertical markets. In addition to working with third parties as an application service provider, the Company makes its own Internet yellow pages website available directly to users.

Nucell Wireless Corporation is a company that presently distributes cellular telephones and accessories through wholesale channels. The founders of the Company have obtained a low cost of production for cellular telephones and accessories by establishing strategic alliances with manufacturing companies oversees. The Company is now initiating its Internet strategy to distribute cellular phones, accessories and wireless service to the end user through a business-to-business network of partner websites.

SpeedMonster.com is an Internet motor sports-focused web community, fully dedicated to all forms of motorized sport activities and to the millions of enthusiasts that require up to the minute, in-depth coverage of motor sports events, news, participants, race standings and all other related developments and information. SpeedMonster.com intends to be the ultimate website available for locating and purchasing everything that motor sports enthusiasts could possibly desire or require. Item 7. Financial Statements and Exhibits.

         (a) Financial Statements of Businesses Acquired.

         The required audited financial statements of Silicon Ventures, Inc. will be filed within the required time period.

         (b)Pro Forma Financial Information.

         The required pro forma financial statements will be filed with the audited financial statements.


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         (c) Exhibits.

2.1 Merger Agreement dated as of May 9, 2000, by and among iiGroup, Inc., Silicon Ventures, Inc. and SV Acquisition I Corp.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           iIGROUP, INC.

   Date:  June 26 2000                By:  /s/ Neil Swartz
                                           ---------------------
                                           Neil Swartz, Chief Executive Officer